As filed with the Securities and Exchange Commission on June 18, 2014
Registration No. 333-194309

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

ARKANSAS	71-0407808
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

501 MAIN STREET
PINE BLUFF, ARKANSAS 71601
(870) 541-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________

GEORGE A. MAKRIS, JR.
CHAIRMAN OF THE BOARD
SIMMONS FIRST NATIONAL CORPORATION
501 MAIN STREET
PINE BLUFF, ARKANSAS 71601
(870) 541-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________

Copies of Communications to:
PATRICK A. BURROW
QUATTLEBAUM, GROOMS, TULL & BURROW, PLLC
111 CENTER STREET, SUITE 1900
LITTLE ROCK, AR 72201 (501) 379-1700
_______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Warrants
Rights
Total	$300,000,000		$ 300,000,000	$38,640.00

(1)
An indeterminate number of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $300,000,000. The securities registered hereunder also include an indeterminate number of shares of our common stock or preferred stock as may be issued upon the conversion, redemption, exercise or exchange of preferred stock, warrants or rights registered hereunder, or as shall be issuable pursuant to anti-dilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder include such indeterminate number of securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum per unit and aggregate offering prices for each class of securities registered will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act. In accordance with Rule 457(p) under the Securities Act, a portion of the filing fee is being offset against unused filing fees of $5,598.76 that were paid for securities that were previously registered pursuant to our registration statement on Form S-3 (File No. 333-161558) that was filed with the Securities and Exchange Commission on August 26, 2009 and not sold thereunder. We paid registration fees of $25,760.00 with our initial filing of this registration statement and $7,281.24 with this Amendment No. 1.

_________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 18, 2014

PROSPECTUS

$300,000,000

SIMMONS FIRST NATIONAL CORPORATION
_________________

Class A Common Stock
Preferred Stock
Warrants
Rights
_________________

From time to time, we may offer and sell shares of our Class A Common Stock, which we refer to as our common stock, shares of preferred stock, warrants and rights for an aggregate initial offering price of up to $300,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms that we will determine at the time of the offering. The preferred stock, warrants and rights may be convertible into or exercisable or exchangeable for our equity or debt securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and specific terms of the offering, including the amount, price and terms of the offered securities. This prospectus provides a general description of the securities that may be offered. The prospectus supplement relating to each offering may add, update or change information contained in this prospectus. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any free writing prospectus before you purchase any of our securities offered hereby.

We may offer these securities from time to time directly or through underwriters, dealers or agents in one or more public transitions at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If securities are sold through underwriters, dealers or agents, we will be responsible for any related commissions. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SFNC.” On June 17, 2014, the closing price of our common stock was $40.47 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” on page 2 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

These securities are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2014

TABLE OF CONTENTS

About This Prospectus	ii
Cautionary Note Regarding Forward-Looking Statements	iii
About Simmons First National Corporation	1
Risk Factors	2
Use of Proceeds	2
Ratios of Earnings to Fixed Charges	2
Description of Common Stock	3
Description of Preferred Stock	4
Description of Warrants	6
Description of Rights	8
Plan of Distribution	10
Legal Matters	12
Experts	12
Where You Can Find More Information	13
Incorporation of Certain Documents by Reference	13

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total amount of $300,000,000.

This prospectus only provides a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement specific information about the offering and the terms of the securities offered. Any such prospectus supplement will be attached to and delivered with this prospectus. Such prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by SEC rules and regulations. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or any free writing prospectus that we have prepared which relates to a particular offering. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus that we have prepared is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our” or similar references mean Simmons First National Corporation and its subsidiaries on a consolidated basis.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement, including information incorporated by reference herein or therein, may not be based on historical facts and constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to future events or our future financial performance and may involve known or unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such statements. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “believe,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the our future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non-interest revenue, market conditions related to the our stock repurchase program, allowance for loan losses, the effect of certain new accounting standards on the our financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, loan loss experience, liquidity, capital resources, market risk, earnings, effect of pending litigation, acquisition strategy, efficiency initiatives, legal and regulatory limitations and compliance and competition.

These forward-looking statements involve risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions, governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest sensitive assets and liabilities; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses; and those factors set forth under the heading “Risk Factors” in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied upon as an indication of future performance.

We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this section.

iii

ABOUT SIMMONS FIRST NATIONAL CORPORATION

We are a financial holding company registered under the Bank Holding Company Act of 1956, as amended. We are headquartered in Arkansas and as of March 31, 2014, we had total assets of $4.4 billion, loans of $2.3 billion, deposits of $3.7 billion and equity capital of $407 million. We conduct our banking business through banking subsidiaries operating in Arkansas, Missouri and Kansas.

We provide a wide range of financial services to individuals and businesses throughout our market area through our subsidiary banks, our subsidiary broker-dealer, Simmons First Investment Group, Inc., and our subsidiary investment adviser, Simmons First Capital Management, Inc. Services include consumer (credit card, student and other consumer), real estate (construction, single family residential and other commercial) and commercial (commercial, agriculture and financial institutions) loans, checking, savings and time deposits, trust and investment management services and securities and investment services.

Our lead subsidiary bank, Simmons First National Bank, is a national bank which has been in operation since 1903. Historically, we have conducted our banking operations through community banks with locally based management and boards of directors, community-focused growth strategies, and flexibility in pricing of loans and deposits. The separate community banks were supported by our lead subsidiary bank, which allowed the community banks to provide products and services, such as a bank-issued credit card, that are usually offered only by larger banks. In March 2014, we announced the planned consolidation of our six smaller subsidiary banks into Simmons First National Bank. We made the decision to consolidate in order to effectively meet the increased regulatory burden facing banks, to reduce certain operating costs and more efficiently perform operational duties. In May 2014, three of our subsidiary banks, Simmons First Bank of Northeast Arkansas, Simmons First Bank of Searcy and Simmons First Bank of Hot Springs, were merged into Simmons First National Bank. We expect to complete our consolidation in August 2014, when Simmons First Bank of South Arkansas, Simmons First Bank of Russellville and Simmons First Bank of El Dorado will be merged into Simmons First National Bank.

We actively seek to expand our operations through privately negotiated acquisitions and transactions assisted by the Federal Deposit Insurance Corporation. In recent years we have expanded our footprint by acquiring five financial institutions through four FDIC-assisted transactions and one transaction conducted pursuant to Section 363 of the United States Bankruptcy Code. These acquisitions resulted in the addition (on a net basis) of 36 of our current 103 branches, which are located in 26 of the 56 communities in which we presently conduct operations. In addition to these completed transactions, as of the date of this prospectus we have three pending acquisitions that we have disclosed in Current Reports on Form 8-K that are incorporated herein by reference. We view our acquisition activity as an important component of our growth strategy and intend to be opportunistic in pursuing future acquisitions.

Set forth below is certain information related to our acquisitions we have completed since 2010.

Recent Acquisitions
			Fair Value on Acquisition Date (in thousands)
Year Acquired	Acquired Bank	Markets Served	Assets	Loans	Deposits
2013	Metropolitan National Bank	Central / Northwest Arkansas	$883,664	$457,372	$837,507
2012	Excel Bank of Sedalia, MO	Central Missouri, Kansas City and St. Louis metropolitan areas	180,536	99,299	168,592
2012	Truman Bank of St. Louis, MO	St. Louis, Missouri	253,174	130,536	228,553
2010	Security Savings Bank, FSB	Kansas City metropolitan area, Wichita and Salina, Kansas	457,639	219,158	338,237
2010	Southwest Community Bank	Springfield, Missouri	101,990	40,177	97,340

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SFNC.” Our principal executive offices are located at 501 Main Street, Pine Bluff, Arkansas 71601, and our telephone number is (870) 541-1000.

RISK FACTORS

An investment in our securities involves significant risks. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before making an investment decision, you should carefully consider the risks set forth under “Risk Factors” in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference therein.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes, which may include, among other things, satisfaction of working capital requirements and repayment of indebtedness, and possible acquisitions of or investments in financial institutions or other businesses of a type that we may acquire, or in which we may invest, under applicable law. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for periods indicated.

	Three Months Ended March 31		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges:
Including interest on deposits	2.35	3.48	3.41	3.42	2.70	2.98	1.90
Excluding interest on deposits	4.24	7.87	7.35	7.75	6.88	7.81	5.30

For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges. Fixed charges represent total interest expense, including estimated interest on rental expense, and including and excluding interest on deposits. We had no preferred shares outstanding and did not pay dividends on preferred shares for any of the periods shown. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the periods shown.

DESCRIPTION OF COMMON STOCK

Introduction

The following section describes the material features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Restatement of the Articles of Incorporation, which we refer to as the Articles of Incorporation, and our Amended By-Laws, or By-Laws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and to applicable Arkansas law.

As of the date of this prospectus, we were authorized to issue 60,000,000 shares of our common stock. As of March 31, 2014, there were 16,311,263 shares of our common stock issued and outstanding. On March 31, 2014, approximately 172,830 shares of our common stock were issuable upon exercise of outstanding stock options and approximately 437,648 shares were reserved for future issuance under our stock compensation plans.

Voting and Other Rights

The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. Holders of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Dividends

The holders of our common stock are entitled to receive ratably dividends declared by our Board of Directors out of funds legally available thereof. Our ability to pay dividends depends on the amount of dividends paid to us by our subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and financial holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State and federal laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.

Holders of preferred stock and debt securities have priority to distributions and payment over holders of our common stock. The dividend rights of holders of our common stock could become subject to the dividend rights of holders of any outstanding preferred stock that we issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Antitakeover Effects of Certain Provisions in our Articles of Incorporation

Our Articles of Incorporation contain certain provisions that could delay, discourage or prevent an attempted acquisition or change of control of the Company. Article ELEVENTH contains a restriction upon the ability of a shareholder owning more than 10% of the our common stock to acquire any additional shares except through a cash tender offer at a price not less than the highest closing price of our common stock during the most recent 24 months, unless such shareholder is excepted from the application of Article ELEVENTH by the Board of Directors prior to becoming a 10% shareholder.

Further, Article ELEVENTH requires the approval of shareholders owning at least 80% of our common stock for any acquisition of the Company by merger or consolidation or by asset acquisition unless approved by the affirmative vote of 80% of the directors who were in office prior to the proponent of the acquisition acquiring 10% or more of our common stock.

Article THIRTEENTH of the Articles of Incorporation requires the Board of Directors to consider the following matters prior to making any recommendation concerning a proposed business combination in which the Company will not be the surviving corporation:

•	the impact on the Company, its subsidiaries, shareholders and employees and the communities served by the Company;

•	the timeliness of the proposed transaction considering the business climate and strategic plans of the Company;

•	the existence of any legal defects or regulatory issues involved in the proposed transaction;

•	the possibility of non-consummation of the transaction due to lack of financing, regulatory issues or identified issues;

•	current market price of our common stock and its consolidated assets;

•	book value of our common stock;

•	the relationship of the offered price for our common stock to the Board’s opinion of the current value of the Company in a negotiated transaction;

•	the relationship of the offered price for our common stock to the Board’s opinion of the future value of the Company as an independent entity; and

•	such other criteria as the Board may determine is appropriate.

Article FOURTEENTH requires the affirmative vote of 80% of the shareholders to amend, repeal or modify any provision of the Articles of Incorporation unless such revision is approved by 80% of the directors who were in office prior to the proponent of any business combination acquiring 10% or more of our common stock.

Finally, our Board of Directors, without shareholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, which may adversely affect the rights of holders of common stock and could make it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Within the limits described below under “Description of Preferred Stock,” the Board may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly.

DESCRIPTION OF PREFERRED STOCK

Introduction

The following section describes the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our By-Laws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and to applicable Arkansas law.

Our Articles of Incorporation permit our Board of Directors to authorize the issuance of up to 40,040,000 shares of preferred stock, par value $0.01 per share, in one or more series, without shareholder action. None of our preferred stock is currently outstanding.

General

The Board of Directors can fix the number of shares to be included in each such series, and the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Therefore, without shareholder approval, our Board of Directors can authorize the issuance of preferred stock with voting, dividend, liquidation, conversion and redemption and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•
whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

•
whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Rank

Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in the prospectus supplement, as long as our Articles of Incorporation so permit.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable designations when, as and if declared by our Board of Directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our Board of Directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Articles of Incorporation.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Unless the applicable prospectus supplement states otherwise, holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference. Pursuant to our Articles of Incorporation, the aggregate liquidation preference of all shares of preferred stock will not exceed $80.0 million.

Transfer Agent

The transfer agent and registrar for our preferred stock will be Registrar and Transfer Company.

DESCRIPTION OF WARRANTS
General

We may issue warrants in one or more series to purchase common stock, preferred stock, or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Arkansas.

DESCRIPTION OF RIGHTS

The following briefly summarizes the general provisions of rights to purchase shares of our preferred stock or additional shares of our common stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement.

General

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial services companies. The subscription price may or may not reflect the actual or long-term fair value of the common or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether the market prices of the common stock or preferred stock subject to the rights will be more or less than the right’s exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The prospectus supplement will set forth the expiration date and time, which we refer to as the Expiration Date, for exercising rights. If holders of subscription rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, elect to extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market price; or

•	negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the use of proceeds from the sale of the securities;

•	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the NASDAQ Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

Sales Through Underwriters, Dealers or Agents; Direct Sales

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment.

If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Market Making, Stabilization and Other Transactions

Each issue of a new series of preferred stock, warrants or rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on the NASDAQ Global Select Market. We can provide no assurance as to whether the securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be customers of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon by Quattlebaum, Grooms, Tull & Burrow PLLC, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The audited annual consolidated financial statements of Simmons First National Corporation appearing in our Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of our internal control over financial reporting as of such date have been so incorporated in reliance upon the reports of BKD, LLP, our independent registered public accounting firm, given upon its authority as experts in auditing and accounting.

With respect to the unaudited interim consolidated financial information of Simmons First National Corporation appearing in our Quarterly Report on Form 10-Q for the period ended March 31, 2014 that is incorporated herein by reference, our independent registered public accounting firm has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in its separate report included therein, it did not audit and it does not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on its reports on such information should be restricted. Pursuant to Rule 436(c) under the Securities Act, this report on our unaudited interim consolidated financial information should not be considered a part of the registration statement prepared or certified by our independent registered public accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website, www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, we maintain a corporate website, www.simmonsfirst.com, through which you may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our web-site are not part of, and shall not be deemed incorporated by reference in, this prospectus, the registration statement or any prospectus supplement.

We have filed with the SEC under the Securities Act a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information required to be set forth in the registration statement. You should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement for further information about us and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it into this prospectus. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have previously filed with the SEC (File No. 000-06253) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 11, 2014;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed with the SEC on May 9, 2014;

•
our Current Reports on Form 8-K filed with the SEC on January 3, 2014, February 7, 2014 (filed as Amendment No. 1 to our Current Report on Form 8-K filed with the SEC on November 25, 2013), February 28, 2014 (two filings), March 5, 2014, March 28, 2014, April 21, 2014, May 9, 2014 (only with respect to the Form 8-K filed under Item 1.01 and Item 9.01), May 27, 2014, May 30, 2014 and June 2, 2014; and

•	the description of our common stock contained in Form S-2, filed with the SEC on April 16, 1993.

We also hereby incorporate by reference into this prospectus all reports and other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding all information furnished in such reports, including under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K) after the filing of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement, and all such future filings that we make with the SEC prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities remaining unsold.

This prospectus, as supplemented, may contain information that updates, modifies or is contrary to the information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement or any free writing prospectus that we have prepared that relates to a particular offering. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You may request these materials by writing to: Simmons First National Corporation, 501 Main Street, Pine Bluff, Arkansas 71601, Attention: Corporate Secretary, or you may call us at (870) 541-1000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

SEC registration fee		$38,640
Fees and expenses of accountants		*
Fees and expenses of counsel		*
Stock exchange listing fees		*
Printing expenses		*
Transfer agent fees		*
Miscellaneous		*
Total	$	*
____________
* The amount of these fees and expenses is not currently determinable. The applicable prospectus supplement will set forth the estimated amount of expenses for any offering of securities.

Item 15.	Indemnification of Directors and Officers

Article Sixteenth of the Company's Amended and Restated Articles of Incorporation provides that the Company's directors will not be personally liable to the Company or any of its shareholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Arkansas Business Corporation Act of 1987, as amended or the 1987 Act.   The 1987 Act permits the limitation of liability for monetary damages of directors for breaches of fiduciary duty, except  (a) for any breach of the director's duty of loyalty to the Company or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Arkansas Code Annotated ("ACA") Section 4-27-833, as the same exists or hereafter may be amended, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any action, omission, transaction, or breach of a director's duty creating any third party liability to any person or entity other than the Company or shareholder.

ACA Section 4-27-850 permits a corporation, under specified circumstances, to indemnify its current and former directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employee or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article Twelfth of the Company's Amended and Restated Articles of Incorporation provides that the Company shall, to the full extent permitted by the 1987Act, indemnify all persons whom it may indemnify pursuant thereto.

The effect of the indemnification provisions contained in the Company's Amended and Restated Articles of Incorporation is to require the Company to indemnify its directors and officers under circumstances where such indemnification would otherwise be discretionary.

The Company's Amended and Restated Articles of Incorporation specify that the indemnification rights granted thereunder are enforceable contract rights which are not exclusive of any other indemnification rights that the director or officer may have under any by-law, vote of shareholders or disinterested directors or otherwise. As permitted under the 1987 Act, the Company's Amended and Restated Articles of Incorporation also authorize the purchase of directors' and officers' insurance for the benefit of its past and present directors and officers, irrespective of whether the Company has the power to indemnify such persons under Arkansas law. The Company currently maintains insurance as authorized by these provisions.

The Company's Amended and Restated Articles of Incorporation also provide that expenses incurred by a director or officer in defending a civil or criminal lawsuit or proceeding arising out of actions taken in his official capacity, or in certain other capacities, will be paid by the Company in advance of the final disposition of the matter upon the approval of the Board or the shareholders and upon receipt of an undertaking from the director or officer to repay the sum advanced if it is ultimately determined that he is not entitled to be indemnified by the Company pursuant to applicable provisions of Arkansas law.

The indemnification provisions are not intended to deny or otherwise limit third party or derivative suits against the Company or its directors or officers. However, to the extent a director or officer were entitled to indemnification, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries since the amount of such recoveries would be repaid to the director or officer pursuant to the agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or personas controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits

The attached exhibit index is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i), 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement or that are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. That in the case of warrants or rights offerings offered to existing security holders in which any warrants or rights not taken by existing security holders will be offered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

8. That:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

9. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pine Bluff, State of Arkansas, on June 18, 2014.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ George A. Makris, Jr.
George A. Makris, Jr.
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2014.

Signature	Title

/s/ George A. Makris, Jr.	Chief Executive Officer and
George A. Makris, Jr.	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Robert A. Fehlman	Senior Executive Vice President,
Robert A. Fehlman	Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ David W. Garner	Executive Vice President, Controller and
David W. Garner	Chief Accounting Officer
(Principal Accounting Officer)

*	Chief Banking Officer and Director
David L. Bartlett

*	Director
William E. Clark, II

*	Director
Steven A. Cossé

*	Director
Edward Drilling

*	Director
Sharon Gaber

*	Director
Eugene Hunt

*	Director
Dr. Harry L. Ryburn

*	Director
Robert L. Shoptaw

*	By:	/s/ Robert A. Fehlman
Robert A. Fehlman
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.1	Articles of Restatement of the Articles of Incorporation of Simmons First National Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009 (File No. 000-06253)).

3.2	Amended By-Laws of Simmons First National Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 (File No. 000-06253)).

4.1**	Form of Common Stock Certificate.

4.2*	Form of Preferred Stock Certificate.

4.3*	Form of Warrant.

4.4*	Form of Rights Agreement.

5**	Opinion of Quattlebaum, Grooms, Tull & Burrow PLLC regarding the legality of securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 (File No. 000-06253)).

15.1**	Awareness Letter of BKD, LLP.

23.1	Consent of Quattlebaum, Grooms, Tull & Burrow PLLC (contained in its opinion filed as Exhibit 5).

23.2**	Consent of BKD, LLP with respect to the audited financial statements of the Company.

23.3**	Consent of Frost, PLLC with respect to the audited financial statements of Metropolitan National Bank.

24	Power of Attorney (included on signature page to the Registration Statement).

_______________
*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith